JAPAN 1.25X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Face

Market

Amount

Value

REPURCHASE AGREEMENTS

95.7%

Collateralized by U.S. Treasury

Obligations

Mizuho Financial Group, Inc.

issued 12/31/07 at 1.40%

due 01/02/08

$

7,971,404 $

7,971,404

Lehman Brothers Holdings,

Inc. issued 12/31/07 at

1.00% due 01/02/08†

7,749,313

7,749,313

Morgan Stanley issued

12/31/07 at 1.20% due

01/02/08

1,226,370

________

1,226,370

Total Repurchase Agreements

(Cost $16,947,087)

________

16,947,087

Total Investments 95.7%

(Cost $16,947,087)

$

_______

16,947,087

Other Assets in Excess of

Liabilities – 4.3%

$

_______

757,429

Net Assets – 100.0%

$

17,704,516

Unrealized

Contracts

Gain (Loss)

Futures Contracts Purchased

March 2008 Japanese Yen

Futures Contracts

(Aggregate Market Value of

Contracts $4,861,688)

43 $

1,191

March 2008 Nikkei 225 Index

Futures Contracts

(Aggregate Market Value of

Contracts $4,549,500)

60

________

(262,005)

(Total Aggregate Market Value of Contracts

$9,411,188)

$

________

(260,814)

Units

Equity Index Swap Agreement

March 2008 Topix 100 Index

Swap, Terminating 03/14/08*

(Notional Market Value

$17,786,454)

1,856,074 $

_________

(279,710)

*

Price Return based on Topix 100 Index +/- financing at a

variable rate.

†

All or Portion of this security is pledged as equity index

swap collateral at December 31, 2007.

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